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                                                                    EXHIBIT 10.9

                                  AMENDMENT TO
                         TERMS OF EMPLOYMENT AGREEMENT

  THIS AMENDMENT, is made the 1st day of September 1998, by and between TOTAL RENAL CARE HOLDINGS, INC., a Delaware Corporation ("Company"), and STANLEY M. LINDENFELD, M.D. ("Employee").

                                  WITNESSETH:

  WHEREAS, Parties entered into a Employment Agreement effective as of March 2, 1998, ("Agreement"); and

  WHEREAS, parties desire to amend the Agreement.

  NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

    1. Title. Section 1 is deleted in its entirety and replaced with the following new Section 1:

    Employment and Duties. The Company shall employ Executive, and Executive accepts such employment, for the Term set forth in Section 3 hereof on the terms and conditions set forth in this Agreement. During the Term, Executive shall serve as Vice President, Quality Management and Chief Medical Officer of the Company and shall perform the duties of such office, as well as such other duties as may be assigned to Executive from time to time during the Term by the Chief Executive Officer of the Company or his designee. Executive shall devote Executive's best efforts and skills to the business and interests of the Company on a full-time basis. For the purposes hereof, full time shall mean ninety percent (90%) of Executive's time. Executive shall not engage in any other business activity during the Term to the extent that such activities adversely affect the performance of Executive's responsibilities to the Company hereunder. Executive shall at all times observe and abide by the Company's policies and procedures as in effect from time to time.

    2. No Conflicts. In the event of a conflict between the terms of the Agreement and the Amendment, the terms of this Amendment shall control.

  IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first above written.

TOTAL RENAL CARE HOLDINGS, INC.           EMPLOYEE


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By: Barry C. Cosgrove                     Stanley M. Lindenfeld, M.D.
Its: Vice President, General Counsel